Lexington Realty Trust TRADED: NYSE: LXP
One Penn Plaza, Suite 4015
New York NY 10119-4015

Contact:
Investor or Media Inquiries, T. Wilson Eglin, CEO
Lexington Realty Trust
Phone: (212) 692-7200 E-mail: tweglin@lxp.com

FOR IMMEDIATE RELEASE
January 8, 2010

LEXINGTON REALTY TRUST ANNOUNCES FOURTH QUARTER ACTIVITY

New York, NY – January 8, 2010 – Lexington Realty Trust (“Lexington”) (NYSE: LXP), a real estate investment trust (REIT) focused on single-tenant real estate investments, announced the following update on fourth quarter and recent transaction activity, some of which was previously announced:

Leasing

During the fourth quarter of 2009, Lexington executed 19 new and extended leases for approximately 1.0 million square feet and ended the year with portfolio occupancy of approximately 92%.

Leasing activity for the quarter included the following new leases:

	Tenants/Guarantors	Location		Lease Expiration Date	Sq. Ft.	New Cash Rent Per Annum ($000)	New GAAP Rent Per Annum ($000)

	Office
1	Brown Mackie College-Phoenix (1)	Phoenix	AZ	09/2019	4,747	$85	$85
2	Leetex Construction (1)	Dallas	TX	07/2012	554	$9	$9
3	Neighborhood Assistance Corporation of America	Decatur	GA	05/2017	6,994	$138	$138
4	Patient Advocate Foundation	Hampton	VA	12/2019	36,484	$602	$602
5	STIA, LLC	Dallas	TX	01/2013	1,288	$18	$18
5	Total office new leases				50,067	$852	$852

	Industrial
1	Ozburn-Hessey Logistics	Statesville	NC	05/2013	471,000	$1,313	$1,313
2	Cardinal Unijax, LLC and Camelot Drive Holdings, LLC (2)	Jacksonville	FL	03/2010	58,589	$148	$148
2	Total industrial new leases				529,589	$1,461	$1,461

7	TOTAL NEW LEASES				579,656	$2,313	$2,313

 Footnotes
 (1) Represents expansion portion of existing lease.
 (2) Held as an investment in Net Lease Strategic Assets Fund.

Leasing activity for the quarter also included the following lease extensions:

	Tenants/Guarantors	Location		Prior Term	Lease Expiration Date	Sq. Ft.	New Cash Rent Per Annum ($000)	Prior Cash Rent Per Annum ($000)	New GAAP Rent Per Annum ($000)	Prior GAAP Rent Per Annum ($000)
	Office
1	Alice H. Vinton, d/b/a Vinton Realty	Honolulu	HI	10/2009	02/2013	308	$4	$7	$4	$7
2	Capital One Services, LLC	Glenn Allen	VA	03/2010	03/2012	77,045	$732	$1,019	$785	$1,010
3	City National Bank of NJ (2)	Philadelphia	PA	12/2009	12/2010	5,315	$239	$213	$239	$213
4	Cityspace Real Estate, Inc.	Dallas	TX	11/2009	11/2012	1,161	$16	$17	$16	$17
5	Dallas MTA, L.P., d/b/a Verizon Wireless	Dallas	TX	09/2009	09/2014	265	$25	$18	$25	$18
6	Entergy Arkansas, Inc.	Little Rock	AR	10/2010	10/2015	36,311	$237	$237	$237	$237
7	Entergy Services, Inc. (1)	Pine Bluff	AR	10/2010	10/2015	27,189	$192	$192	$192	$192
8	HSBC Card Services, Inc.	Tulsa	OK	01/2010	01/2011	101,100	$1,446	$1,307	$1,446	$1,307
9	John Michelli	Baltimore	MD	09/2009	12/2015	543	$4	$3	$4	$3
10	Money Management International (4)	Phoenix	AZ	03/2016	07/2018	48,831	$1,099	$646	$1,107	$627
11	United HealthCare Services, Inc.	San Antonio	TX	11/2010	11/2017	142,500	$1,781	$1,640	$1,866	$1,621
12	Windell Investments, Inc. (3)	Irvine	CA	02/2010	08/2015	6,725	$160	$129	$160	$129
12	Total office lease extensions					447,293	$5,935	$5,428	$6,081	$5,381

19	TOTAL NEW AND EXTENDED LEASES					1,026,949	$8,248	$5,428	$8,394	$5,381

 Footnotes
 (1) Held as an investment in Net Lease Strategic Assets Fund.
 (2) Consolidated joint venture property, Lexington’s ownership is 80.50%.
 (3) Consolidated joint venture property, Lexington’s ownership is 64.35%.
 (4) New cash and GAAP rents represent full occupancy, prior cash and GAAP rents for 28,710 square feet.

Balance Sheet

Lexington reduced its consolidated debt (exclusive of normal amortization) during the fourth quarter by approximately $66.4 million, including approximately $17.6 million original principal amount of Exchangeable Notes.  During 2009, Lexington reduced the amount of Exchangeable Notes outstanding from $211.0 million to approximately $87.7 million. At year-end, Lexington had $7.0 million outstanding on the $125.0 million revolving loan portion of its secured credit facility.

Common Share Dividend

Lexington returned to paying its quarterly common share dividend in cash.  On November 18, 2009, Lexington announced that it declared a regular common share dividend for the quarter ending December 31, 2009 of $0.10 per common share payable in cash on January 15, 2010 to common shareholders of record on December 31, 2009.

Dispositions

During the fourth quarter of 2009, Lexington sold or disposed of its interests in eight properties to unrelated parties for an aggregate disposition price of approximately $45.7 million. Prior to disposition, the properties generated annualized net operating income of approximately $1.7 million or 3.7% of the aggregate disposition price. In addition, Lexington sold its interest in two joint venture investments generating approximately $12.6 million in net proceeds.

Lexington’s disposition activity for the quarter included the following dispositions(1):

	Tenants/Guarantors	Location		Property Type	Gross Sale Price ($000)	Month of Disposition
1	Compass Bank	Beaumont	TX	Office	$3,200	Nov
2	Kohl's Department Stores, Inc.	Eau Claire	WI	Retail	$5,000	Dec
3	Multi-tenant	Dallas	TX	Office	$7,750	Dec
4	Rock Falls Country Market, LLC (Rock Island Country Market, LLC)	Rock Falls	IL	Retail	$650	Nov
5	Staples, Inc.	Baton Rouge	LA	Industrial	$5,000	Dec
6	Vacant (2)	Plymouth	MI	Industrial	$4,335	Dec
7	Vacant (2)	Houston	TX	Office	$18,229	Dec
8	Vacant	Grand Prairie	TX	Retail	$1,525	Nov
8	TOTAL DISPOSITIONS				$45,689

Footnotes
(1) Lexington also sold its investment in two joint ventures for an aggregate gross sales price of $36,560.  Lexington’s share of gross sales price was $14,660 and net proceeds were $12,573.
(2) Gross sale price represents mortgage debt balance at foreclosure or other disposition.

Acquisitions

On December 31, 2009, Lexington acquired a property in Greenville, South Carolina for $10.5 million, consisting of a three-story 106,306 square foot office building and a one-story 21,735 square foot annex building on an approximately 8.0 acre parcel.  At closing, the property was net-leased to Canal Insurance Company for 20 years at an initial capitalization rate of 8.60%, with 2.35% rent increases annually during the first ten years and CPI rent increases subject to a floor of 2.0% and a ceiling of 4.0% during the remainder of the term.  Canal Insurance Company has an option to purchase the property on the fifth anniversary of the lease commencement at fair market value, but not less than $10.7 million and no greater than $11.6 million.  If Canal Insurance Company fails to exercise its purchase option, Lexington has the right to require Canal Insurance Company to purchase the property for approximately $10.7 million.

Canal Insurance Company is an underwriter and provider of property/casualty insurance, primarily for the commercial trucking industry. Canal Insurance Company is rated A(PI) by Standard & Poor’s and A+ by A.M. Best.

Comments from Management

T. Wilson Eglin, Chief Executive Officer of Lexington Realty Trust, commented, “Our fourth quarter leasing activity was robust and we are pleased to have finished 2009 with portfolio occupancy of approximately 92%. We believe our disposition efforts continue to strengthen our balance sheet and liquidity and fourth quarter dispositions volume brought our total for 2009 to approximately $190.0 million, or approximately $40.0 million above our objectives. We have used the majority of proceeds to reduce our indebtedness.  Our strategy for 2010 will be to continue selling our non-core holdings, specifically our multi-tenant and retail properties with the objective of reducing our recourse leverage, while selectively taking advantage of growth opportunities in single-tenant office and industrial properties.”

ABOUT LEXINGTON REALTY TRUST

Lexington Realty Trust is a real estate investment trust that owns, invests in and manages office, industrial and retail properties primarily net-leased to major corporations throughout the United States and provides investment advisory and asset management services to investors in the net lease area. Lexington shares are traded on the New York Stock Exchange under the symbol “LXP”. Additional information about Lexington is available on-line at www.lxp.com or by contacting Lexington Realty Trust, Investor Relations, One Penn Plaza, Suite 4015, New York, New York 10119-4015.

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